Exhibit 4


                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           SPECIMEN STOCK CERTIFICATES

                                                     CUSIP  NO.  781157  10  2


NUMBER                                                          SHARES

                                    RUBINCON
                                  VENTURES INC.

                   Authorized Common Stock: 25,000,000 Shares
                               Par Value:  $0.001

THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF


                 -Shares of RUBINCON VENTURES INC. Common Stock -

transferable  on  the  books  of the Corporation in person or by duly authorized
attorney  upon  surrender  of  this  Certificate  properly  endorsed.   This
Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

     /s/    "C.  Mide"
     -----------------
     President
                                             (SEAL)
/s/      "K.  Mide  Wilson"
---------------------------
Secretary

Not  valid  unless  countersigned  by  transfer  agent
Countersigned  Registered:
                                                NEVADA  AGENCY AND TRUST COMPANY
                                              50  WEST LIBERTY STREET, SUITE 880
                                                  RENO,  NEVADA,  89501

                                   By
                                            Authorized  Signature